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                                                                 EXHIBIT 10.60




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                          IOWA WIRELESS SERVICES, L.P.

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                          LIMITED PARTNERSHIP AGREEMENT



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                                TABLE OF CONTENTS


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                                                                                          Page

ARTICLE 1 - DEFINED TERMS....................................................................1
1.1     Defined Terms........................................................................1
1.2     Additional Definitions...............................................................8
1.3     Number and Gender....................................................................9

ARTICLE 2 - ORGANIZATION....................................................................10
2.1     Formation...........................................................................10
2.2     Principal Office....................................................................10
2.3     Purpose.............................................................................10
2.4     Term................................................................................12

ARTICLE 3 - CAPITAL CONTRIBUTIONS...........................................................12
3.1     Required Capital Contributions......................................................12
3.2     Additional Capital Contributions....................................................12
3.3     Capital Accounts; No Interest.......................................................13
3.4     Liability of Limited Partners and Special Limited Partners..........................13
3.5     Operations of Partnership Prior to Closing Date.....................................13
3.6     Adjustment of Percentage Interests..................................................14

ARTICLE 4 - MANAGEMENT......................................................................14
4.1     Exercise of Management..............................................................14
4.2     General Partner.....................................................................14
4.3     WWC Veto............................................................................16
4.4     Other Activities....................................................................18
4.5     Dealing with Affiliates.............................................................18

ARTICLE 5 - OPERATIONS......................................................................19
5.1     Technology..........................................................................19
5.2     Participation Agreement.............................................................19
5.3     Additional Spectrum; Des Moines BTA Counties Spectrum; Call and Put Options.........19
5.4     Microwave Relocation................................................................20

ARTICLE 6 - BOOKS, REPORTS, FISCAL YEAR AND REPORTS.........................................21
6.1     Books and Records...................................................................21
6.2     Delivery to Partners and Inspection.................................................21
6.3     Fiscal Year.........................................................................22
6.4     Financial Reports...................................................................22
6.5     Filings.............................................................................22
6.6     Monthly Reports to Partners.  ......................................................22

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
ARTICLE 7 - PROFITS AND LOSSES..............................................................23
7.1     Allocations of Profits and Losses...................................................23
7.2     Overriding Allocations of Profits and Losses........................................24
7.3     Certain Additional Allocations......................................................28

ARTICLE 8 - DISTRIBUTIONS...................................................................28
8.1     Distributions.......................................................................28
8.2     Distributions of Proceeds from Capital Transactions.................................29

ARTICLE 9 - INDEMNIFICATION.................................................................30
9.1     Indemnification by Partnership......................................................30
9.2     Indemnification by Partners.........................................................30

ARTICLE 10 - ASSIGNMENT OF PERCENTAGE INTEREST AND ADMISSION OF NEW PARTNERS................31
10.1    Assignment of a Percentage Interest.................................................31
10.2    Rights of First Offer...............................................................31
10.3    Right of First Refusal..............................................................32
10.4    Closing.............................................................................34
10.5    Tag-Along Rights....................................................................34
10.6    Liability of Assignor...............................................................35
10.7    Execution of Instruments by Substitute Partner or Additional Partner................35
10.8    Preemptive Rights...................................................................36
10.9    Assignments of Equity in WWC........................................................36

ARTICLE 11 - DISSOLUTION AND TERMINATION OF THE PARTNERSHIP.................................36
11.1    Events Causing Dissolution..........................................................36
11.2    Liquidation of the Partnership......................................................37
11.3    Statements on Liquidation...........................................................37
11.4    Distributions in Liquidation........................................................37
11.5    Orderly Liquidation.................................................................38

ARTICLE 12 - WITHDRAWAL OF THE GENERAL PARTNER..............................................39
12.1    No Withdrawal.......................................................................39
12.2    Involuntary Withdrawal..............................................................39
12.3    Continuation of the Business........................................................39

ARTICLE 13 - MISCELLANEOUS..................................................................40
13.1    Law Governing.......................................................................40
13.2    Counterparts........................................................................40
13.3    Severability of Provisions..........................................................40
13.4    Notices.............................................................................40

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
13.5    Titles and Captions.................................................................40
13.6    Entire Agreement....................................................................40
13.7    Agreement Binding...................................................................40
13.8    Parties In Interest.................................................................41
13.9    Amendments..........................................................................41
13.10   Further Assurances..................................................................41
13.11   Survival of Agreements..............................................................41


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                          IOWA WIRELESS SERVICES, L.P.

                          LIMITED PARTNERSHIP AGREEMENT

            LIMITED PARTNERSHIP AGREEMENT for Iowa Wireless Services, L.P., dated as of September 30, 1997, by and between INS WIRELESS, INC., an Iowa corporation having its principal office at 4201 Corporate Drive, West Des Moines, Iowa 50266 ("INS"), as General Partner, and WESTERN PCS I IOWA CORPORATION, a Delaware corporation having its principal office at 2001 NW Sammamish Road, Issaquah, Washington 98027 ("WWC"), as the Limited Partner, and any Person(s) who from time to time hereafter executes a counterpart of this Agreement and is admitted as a Limited Partner or Special Limited Partner in accordance with the provisions hereof.

            WHEREAS, the parties hereto desire to enter into this Limited Partnership Agreement to provide for, among other things, (i) the formation of the Partnership, (ii) the admission of the Partners into the Partnership, (iii) the payment of Capital Contributions by the Partners to the Partnership, (iv) the allocation of Profits, Losses, distributions and other proceeds of the Partnership among the Partners, (v) the respective rights, obligations and interests of the parties hereto to each other and to the Partnership and (vi) certain other matters.

            NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, the parties hereto agree as follows:


                                    ARTICLE 1

                                  DEFINED TERMS

      1.1 Defined Terms. Capitalized terms used in this Agreement shall, unless the context otherwise requires, have the meanings specified in this
Section 1.1.

            "Accountants" means Arthur Andersen & Co., or such other firm or firms of independent public accountants of similar stature as may be selected by the General Partner.

            "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of any fiscal year of the Partnership (or at any other relevant time), after giving effect to the following adjustments:

            (i) credit to such Capital Account any amounts which such Partner is obligated to restore thereto pursuant to any provision of this Agreement or is deemed to be obligated to restore thereto pursuant to the penultimate sentences of Sections 1.704-2(g)(l) and 1.704-2(i)(5) of the Regulations; and


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            (ii)  debit to such Capital Account the items described in Sections
1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6) of
the Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

            "Affiliate" means, with respect to any Partner, any Person which is controlled by, controls or is under common control with such Partner, or, if a Partner is an individual, any member of the Immediate Family of such Partner.

            "Agreement" means this Limited Partnership Agreement, as it may be amended from time to time.

            "Approval Date" means the day on which all Federal Communications Commission ("FCC") and state regulatory approvals (if any) necessary in order to permit WWC to make its Required Capital Contribution to the Partnership and to otherwise permit the consummation lawfully of the transactions contemplated hereby have been received and shall have become Final Orders

            "Assignment" (including the verb forms "Assign" and "Assigned") means a valid sale, exchange, transfer or other disposition of all or any portion of a Percentage Interest by a Partner. "Assignor" means a Partner who makes an Assignment and "Assignee" means a Person who receives an Assignment.

            "Bankruptcy" (including the adjectival form "Bankrupt") means, with respect to any Partner, such Partner making an assignment for the benefit of creditors or admitting in writing its inability to pay its debts when due; if any liquidation, dissolution, bankruptcy, reorganization, insolvency or other proceeding for the relief of financially distressed debtors is commenced by or against such Partner, or if a receiver, liquidator, custodian or trustee shall be appointed for such Partner or a substantial part of such Partner's assets and, if any of the foregoing occurs involuntarily, the same is not dismissed, stayed or discharged within ninety (90) days; or the entry of an order for relief against such Partner under Title 11 of the United States Code.

            "BTA" means the unit of division (of which there are four hundred ninety-three (493)) for the United States of America, devised by Rand McNally based upon geography, population and other factors, which units form the basis for the auction by the Federal Communications Commission of a portion of the Licenses for PCS Systems for Basic Trading Areas, as defined by the Federal Communications Commission.

            "Business Day" means any day other than a Saturday, Sunday or a legal holiday in New York, New York or in Seattle, Washington, or any other day on which commercial banks in


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those cities are authorized by law or governmental decree to close.

            "Capital Account" means, with respect to any Partner, the Capital Account maintained for such Partner in accordance with the following provisions:

            (i) to each Partner's Capital Account there shall be credited such Partner's Capital Contributions, such Partner's distributive share of Profits, and any items in the nature of income or gain which are specially allocated pursuant to Article 7 hereof, and the amount of any Partnership liabilities assumed by such Partner or which are secured by any property distributed to such Partner;

            (ii) to each Partner's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any property distributed to such Partner pursuant to any provision of this Agreement, such Partner's distributive share of Losses, and any items in the nature of expenses or losses which are specially allocated pursuant to Article 7 hereof, and the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership;

            (iii) in the event any Percentage Interest is Assigned in accordance with the terms of this Agreement, the Assignee shall succeed to the Capital Account of the Assignor to the extent it relates to the Assigned Percentage Interest; and

            (iv) in determining the amount of any liability for purposes of clauses (i) and (ii) above, there shall be taken into account Section 752(c) of the Code and any other applicable provisions of the Code and the Regulations.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-1(b) of the Regulations, and shall be interpreted and applied in a manner consistent with such Regulations.

            "Capital Contribution" means the total amount of cash and the agreed fair market value of other property, if any, contributed or agreed to be contributed to the Partnership by each Partner in accordance with Article 3 hereof. Any reference in this Agreement to the Capital Contribution of a Partner shall include the contributions to the capital of the Partnership made by any predecessor in interest of such Partner.

            "Capital Transaction" means a sale, transfer or other disposition of all or substantially all of the assets of the Partnership.

            "Code" means the Internal Revenue Code of 1986, as amended to date, or any successor statute.

            "Delaware RULPA" means the Revised Uniform Limited Partnership Act of the


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State of Delaware.

            "Depreciation" means, for each fiscal year of the Partnership or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such fiscal year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for Federal income tax purposes at the beginning of such fiscal year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the Federal income tax depreciation, amortization, or other cost recovery deduction for such fiscal year or other period bears to such beginning adjusted tax basis; provided, however, that if the Federal income tax depreciation, amortization, or other cost recovery deduction for such fiscal year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

            "Des Moines BTA Counties" means the counties in the Des Moines BTA set forth on Exhibit 1.1 attached hereto.

            "Final Order" means an action or decision as to which: (i) no request for a stay is pending, no stay is in effect, and any deadline for filing such request that may be designated by statute or regulation has passed; (ii) no petition for rehearing or reconsideration or application for review is pending and the time for filing any such petition or application has passed; (iii) the FCC, public utility commission or public service commission (or comparable bodies exercising jurisdiction over the parties) does not have the action or decision under reconsideration on its own motion and the time for initiating such reconsideration has passed; and (iv) no appeal is pending or in effect and any deadline for filing any such appeal that may be designated by statute or rule has passed.

            "General Partner" means INS initially and any successor or assign thereto approved by the Limited Partners.

            "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for Federal income tax purposes, except as follows:

            (i) the initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the General Partner unless the contributing Partner is the General Partner, in which case as determined by the contributing Partner and the Limited Partners;

            (ii) the Gross Asset Value of each asset shall be adjusted to equal its respective gross fair market value, as determined by the General Partner, as of the following times: (a) the acquisition of an additional Percentage Interest by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Partnership to a Partner of more than a de minimis amount of property as consideration for a Percentage


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Interest; and (c) the liquidation of the Partnership within the meaning of
Section 1.704-1(b)(2)(ii)(g) of the Regulations; provided, however, that adjustments pursuant to clauses (a) and (b) above shall be made only if the General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership; (iii) the Gross Asset Value of any asset distributed to any Partner shall be the gross fair market value of such asset on the date of distribution, as determined by the distributee Partner and the General Partner; and

            (iv) the Gross Asset Value of each asset shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such asset pursuant to Section 734(b) or Section 743(b) of the Code, but only to the extent that such adjustment is taken into account in determining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations and Article 7 hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this clause (iv) to the extent the General Partner determines that an adjustment pursuant to clause (ii) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (iv).

In each case that the Gross Asset Value is based in whole or in part on an asset's fair market value, liabilities to which the asset is subject shall not be taken into account. If the Gross Asset Value of an asset has been determined or adjusted pursuant to clause (i), (ii) or (iv) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

            "Immediate Family" means, with respect to any individual, his spouse, children (including adopted children), parents, parents-in-law, grandchildren, great grandchildren and other descendants, nephews, nieces, brothers, sisters, and spouses of any of the foregoing, as well as trusts created for the benefit of any of the foregoing.

            "Involuntary Withdrawal" means any Withdrawal caused by the death, adjudication of insanity or incompetence, or Bankruptcy of a General Partner, or the removal of such General Partner pursuant to the provisions hereof.

            "Limited Partner" means WWC, any other Person who is admitted as a Limited Partner in accordance with the terms hereof, or any other Person who succeeds to all or a portion of a Limited Partner's Percentage Interest in the Partnership in accordance with the terms hereof.

            "Liquidating Agent" means the Person who shall be designated by the Partners pursuant to Section 11.2 hereof for the purpose of conducting and supervising the liquidation of the Partnership.

            "MTA" means any of the fifty-one (51) "major trading areas" into which the United States of America is organized, as set forth in the Rand McNally 1992 Commercial Atlas


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
& Marketing Guide, 123d Edition, at pages 38-39.

            "Nonrecourse Deductions" shall have the meaning set forth in Section 1.704-2(b)(l) of the Regulations.

            "Nonrecourse Liability" shall have the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

            "Paid-In Capital Contributions" means at any moment in time the amount of Capital Contributions to the Partnership pursuant to Article 3 hereof that has actually been paid in cash, or the agreed fair market value of other property contributed, by any Partner.

            "Participation Agreement" means the Participation Agreement described in Section 5.2 hereof.

            "Partitioning Agreement" means the Partitioning Agreement described in Section 5.2 hereof.

            "Partner" or "Partners" means WWC and INS and any other Person admitted as a Partner pursuant to Article 10 hereof or Section 4.6 hereof or any Person who becomes a Substitute Partner in respect of any portion of the Percentage Interest of a Partner as provided in Article 10 hereof.

            "Partner Nonrecourse Debt" shall have the meaning set forth in
Section 1.704-2(b)(4) of the Regulations.

            "Partner Nonrecourse Debt Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

            "Partner Nonrecourse Deductions" shall have the meaning set forth in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

            "Partnership" means the Delaware limited partnership formed by WWC and INS known as "Iowa Wireless Services, L.P." and governed by this Agreement, as such Partnership may from time to time be reconstituted.

            "Partnership Minimum Gain" shall have the meaning set forth in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

            "PCS Networks" means the telecommunications networks to be operated by the Partnership for communications services, utilizing the spectrum to be contributed by WWC


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pursuant to Section 3.1 hereof, as such PCS Networks may be expanded or modified in accordance with this Agreement.

            "Per Percentage Interest Price" means the price for the Percentage Interest in question divided by the number of percent that such Percentage Interest represents.

            "Percentage Interest" means, with respect to any Partner, its percentage interest in the Partnership, which initially is, with respect to WWC, 38% and with respect to INS, 62%, as such percentages may be modified in accordance with the terms of this Agreement.

            "Person" means any general partnership, limited partnership, corporation, limited liability company, joint venture, trust, business trust, governmental agency, cooperative, association, individual or other entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such person as the context may require.

            "Profits" and "Losses" means, for each fiscal year of the Partnership or other period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, deduction or credit required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

            (i) any income of the Partnership that is exempt from Federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss;

            (ii) any expenditures of the Partnership described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) expenditures pursuant to Section 1.704-1(b)(2)(iv)(i) of the Regulations and not otherwise taken into account in computing Profits or Losses, shall be subtracted from such taxable income or loss;

            (iii) in the event the Gross Asset Value of any Partnership asset is adjusted pursuant to clause (ii) or (iii) of the definition thereof, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

            (iv) gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for Federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

            (v) in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period;


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            (vi)  to the extent an adjustment to the adjusted tax basis of any
Partnership asset pursuant to Section 734(b) or Section 743(b) of the Code is required pursuant to Section 1.704-1(b)(2)(iv)(m)(4) of the Regulations to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner's Percentage Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits and Losses; and

            (vii) notwithstanding any other provisions hereof, any items of income, gain, loss, deduction or credit which are specially allocated pursuant to Article 7 hereof (other than Sections 7.1(a), 7.1(b) and 7.1(c) hereof) shall not be taken into account in computing Profits or Losses.

            "Regulations" means the Income Tax Regulations (including Temporary Regulations) promulgated under the Code.

            "Special Limited Partner" means any Person(s) who is admitted to the Partnership in accordance with Section 4.6 hereof, or INS as a Special Limited Partner in accordance with Section 4.2(b) hereof. Special Limited Partners shall not be entitled to vote on any matter in which the Partners are entitled to vote hereunder, nor shall the consent or approval of any Special Limited Partner be required for the Partnership, the General Partner or the Partners to take any action whatsoever, including the amendment of this Agreement or the admission of new Partners. A Special Limited Partner shall have no rights under this Agreement or otherwise as a Partner except to receive its share of Profits, Losses and distributions as provided in Articles 7, 8 and 11 hereof.

            "State" means the State of Delaware.

            "Substitute Partner" means any person who is admitted to the Partnership as a Partner under the provisions of Article 10 hereof.

            "Territory" means all BTAs in the Des Moines MTA except for the Des Moines BTA.

            "Withdrawal" (including the verb form "Withdraw" and the adjectival forms "Withdrawing" and "Withdrawn") means, as to the General Partner, withdrawing from the Partnership either (i) voluntarily; (ii) involuntarily upon the occurrence of its Bankruptcy, dissolution or liquidation; or (iii) by any other means, including by Assignment of any portion of its Percentage Interest in violation of the provisions of this Agreement.

      1.2   Additional Definitions. In addition to the definitions set forth in
Section 1.1 hereof, the following terms defined elsewhere in this Agreement shall have the respective


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
meanings therein defined:

               Term                                Section
               ----                                -------

Additional Capital Contribution                    3.2
Additional Percentage Interests                    10.8
Additional Spectrum                                5.3
Additional Spectrum Interest                       5.3
Acquiring Partner                                  10.2
Assigning Partner                                  10.2
Closing Date                                       3.1
Des Moines BTA Counties Spectrum                   5.3
Des Moines BTA Counties Spectrum Interest          5.3
Disposing Partner                                  10.5(a)
GSM                                                4.3(p)
INS                                                Introductory paragraph
INS Parent                                         2.3(a)
Non-Assigning Partner                              10.2
Non-Disposing Partner                              10.5(a)
Non-Selling Partners                               10.3(a)
Offered Percentage Interest                        10.2
Preemptive Notice                                  10.8
Preemptive Right                                   10.8
Proposed Assigned Percentage Interest              10.3(a)
Purchase Offer                                     10.3(a)
Purchasing Partner                                 10.3(a)
Regulatory Allocations                             7.2(e)
Required Capital Contributions                     3.1
Sale Notice                                        10.2
Sale Offer                                         10.2
Selling Partner                                    10.3(a)
WWC                                                Introductory paragraph
WWC Parent                                         2.3(f)

      1.3 Number and Gender. Unless the context otherwise requires, the terms defined in Section 1.1 hereof or in the Sections referred to in Section 1.2 hereof shall have the meanings therein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms defined herein. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The use of the neuter gender herein shall be deemed to include the masculine and feminine


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
genders wherever necessary or appropriate, the use of the masculine gender shall be deemed to include the neuter and feminine genders and the use of the feminine gender shall be deemed to include the neuter and masculine genders wherever necessary or appropriate. Whenever the word "herein" is used in this Agreement, it shall be deemed to refer to this Agreement and not to a particular Section of this Agreement unless expressly stated otherwise.

                                    ARTICLE 2

                                  ORGANIZATION

      2.1   Formation.

            (a) The Partnership shall be a Delaware limited partnership under the Delaware RULPA. The name of the Partnership shall be "Iowa Wireless Services, L.P." or such other name selected by the General Partner with the consent of the Limited Partner as may be acceptable to the appropriate recording officials of the State. The name and address of the agent for service of process on the Partnership and the registered office of Partnership is c/o United Corporate Services, Inc. 15 East North Street, Dover, Delaware 19901. The registered office of the Partnership may be changed by the General Partner to any other location within the State, in which event written notice thereof shall be given by the General Partner to each of the other Partners.

            (b) Concurrently with the execution of this Agreement, the General Partner shall file (if required by the Delaware RULPA) a Certificate of Limited Partnership of the Partnership reflecting the provisions of this Agreement in accordance with the Delaware RULPA. The General Partner shall from time to time take all such other actions as may be deemed by it to be necessary or appropriate to (i) effectuate and permit the formation of the Partnership as a limited partnership under the laws of the State, (ii) enable the Partnership to do business in the State and any other state in which an office of the Partnership is located or the Partnership does business and (iii) protect the limited liability of the Limited Partners under the laws of the State and any other state in which an office of the Partnership is located or the Partnership does business, including the preparation and filing of such amendments to this Agreement, the Certificate of Limited Partnership of the Partnership, and any other certificate, document or instrument as may be required under the laws of the State and any other state in which an office of the Partnership is located or the Partnership does business. The Partners shall execute such certificates, documents and instruments and take such other action as may be necessary to enable the General Partner to fulfill its responsibilities under this Section 2.1(b).

      2.2 Principal Office. The principal office of the Partnership shall be located at 4201 Corporate Drive, West Des Moines, Iowa 50266. The General Partner may maintain such other offices as it may from time to time deem advisable. The Partnership's books and records will be made available to the Limited Partners or their representatives at the Partnership's principal office at all times and for any purpose. The principal office of the Partnership may be changed by the General Partner, in which event written notice thereof shall be given by the General


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
Partner to all the other Partners.

      2.3 Purpose. The principal purpose of the Partnership is to engage in, purchase, acquire, design, construct, improve, operate, manage, hold, own, invest in, and dispose of, the PCS Networks, any assets of the PCS Networks, or all or any portion of any securities of the PCS Networks, principally located in the Territory and in the Des Moines BTA Counties, and to do all things necessary, appropriate or advisable in connection with such business and which may lawfully be done by a limited partnership formed pursuant to the Delaware RULPA, including:

            (a) to build and operate (i) a PCS network covering major metropolitan areas in Iowa (excluding the Des Moines BTA except for the Des Moines BTA Counties), provided, however, that nothing herein shall preclude the Partnership from using INS's and/or WWC's, or any of their respective Affiliates', transmission and switching facilities located in the Des Moines BTA, subject to the provisions of Section 4.3 hereof and (ii) a PCS network along the major interstate and state highways linking the aforementioned markets (including the Des Moines BTA Counties, and up to the border of the other counties in the Des Moines BTA), and to provide, on terms to be negotiated, fee-based PCS switching, billing, marketing and other operations support services for any equity holders of Iowa Network Services, Inc. an Iowa corporation ("INS Parent"), who use the spectrum pursuant to a Participation Agreement and Partitioning Agreement;

            (b) to borrow or raise moneys for its PCS Networks, and in connection therewith, from time to time without limitation as to amount or manner and time of repayment, to issue, accept, endorse and execute promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of such or other obligations of the Partnership by mortgage upon, or hypothecation or pledge of, all or part of the property of the Partnership, whether at the time owned or thereafter acquired;

            (c) to acquire, manage and operate, directly or indirectly, any business or related properties or assets or any real estate or personal property or any interest therein for use in connection with the PCS Networks;

            (d) to maintain for the conduct of the Partnership's affairs one or more offices and in connection therewith rent or acquire office space, and do such other acts as the General Partner may deem necessary or advisable in connection with the maintenance and administration of such office or offices;

            (e) to hire, compensate and terminate employees, agents, independent contractors, attorneys, or such other Persons as the General Partner may deem necessary or advisable;

            (f) to operate as a reseller on the A Block spectrum retained by Western PCS

I Corporation ("WWC Parent") in the Des Moines BTA upon the same terms and conditions as are made available by WWC Parent to its other resellers; and

            (g)   to bring and defend actions at law or in equity.

The Partnership shall engage in no activities other than those described in this
Section 2.3 without the consent of WWC in accordance with Section 4.3 hereof.

      2.4 Term. The Partnership shall continue in full force and effect until the dissolution and termination of the Partnership pursuant to Article 11 hereof.


                                    ARTICLE 3

                              CAPITAL CONTRIBUTIONS

      3.1 Required Capital Contributions. Within ten (10) Business Days after the Approval Date, the Partners shall be required to make the following Capital Contributions to the Partnership ("Required Capital Contributions"):

            (a) WWC shall assign or cause to be assigned to the Partnership the FCC licenses for, and contribute or cause to be contributed to the Partnership all the rights to use and operate, twenty (20 MHz) megahertz of A Block PCS spectrum in the Territory and in the Des Moines BTA Counties, and an additional ten (10 MHz) megahertz of D Block PCS spectrum in the Burlington, Clinton-Sterling, Marshalltown and Mason City BTAs, all as more fully described in Exhibit 3.1(a) attached hereto. For purposes of establishing an opening Capital Account balance for WWC, the Partners hereby agree that the Gross Asset Value of the Contribution of such spectrum by WWC is $12,258,000.

            (b) INS shall contribute twenty million ($20,000,000) dollars in cash as follows: (i) five million ($5,000,000) dollars cash simultaneously with WWC's contribution of the spectrum described in Section 3.1(a) hereof; and (ii) the balance as needed to cover any cash requirements of the Partnership, such balance to be called at any time or from time to time by either WWC or INS on not less than five (5) Business Days' written notice to INS; provided, however, to the extent that the entire twenty million ($20,000,000) dollars has not been contributed within five hundred forty (540) days after the Closing Date, such balance shall be contributed on such five hundred fortieth (540th) day. The obligation of INS to contribute the balance of the Required Capital Contribution pursuant to Section 3.1(b)(ii) hereof shall be secured by an irrevocable standby letter of credit in an amount equal to the balance of INS's Required Capital Contributions, which letter of credit shall be from a financial institution satisfactory to WWC and in the form attached hereto as Exhibit 3.1(b), and shall be delivered to the Partnership concurrently with the $5,000,000 referred to in
Section 3.1(b)(i) hereof. The letter of credit amount shall be reduced from time to time by an amount equal to any Required

Capital Contributions made by INS to the Partnership in cash (other than the Required Capital Contribution made pursuant to Section 3.1(b)(i) hereof).

The date on which the initial Required Capital Contributions described in
Section 3.1(a) and 3.1(b)(i) are made to the Partnership shall be referred to herein as the "Closing Date."

      3.2 Additional Capital Contributions. In addition to the Required Capital Contributions specified in Section 3.1 hereof, if approved by WWC in accordance with Section 4.3 hereof, the Partners (other than Special Limited Partners) may agree to make additional contributions from time to time to the capital of the Partnership (each, an "Additional Capital Contribution"). If the Partners agree to make Additional Capital Contributions pursuant to this Section 3.2, the amount that each Partner so agreed to contribute shall be treated as a Required Capital Contribution with respect to that Partner for all purposes of this Agreement, and the amount thereof shall increase the amount of the Required Capital Contributions pursuant to Section 3.1 hereof, as the same may have theretofore been increased.

      3.3 Capital Accounts; No Interest. No Partner shall have the right to demand a return of its Capital Contribution, except as otherwise provided herein. No Partner shall have priority over any other Partner, either as to return of its Capital Contribution or as to profits, losses or distributions, except as otherwise specifically provided herein. Moreover, no Partner shall be personally liable for the return of the Capital Contribution of any other Partner, or any portion thereof, it being expressly understood that any such return shall be made solely from assets of the Partnership, nor shall any Partner be required to pay the Partnership or any Partner any deficit in its or any other Partner's Capital Account upon dissolution or otherwise, it being understood and agreed that any deficit in any Capital Account shall not be treated as an asset of the Partnership. No interest shall be paid on any Capital Account or Capital Contribution. No Partner shall have the right to demand or receive property other than cash for its Percentage Interest. Except for partitioning of the Partnership's FCC licenses pursuant to a Participation Agreement and Partitioning Agreement attached hereto as Exhibit 5.2, each of the Partners does hereby agree to, and does hereby, waive any right such Partner may otherwise have to cause any asset or FCC license of the Partnership to be partitioned or to be assigned or to file a complaint or institute any proceeding at law or in equity seeking to have any such asset partitioned or assigned; provided, however, that nothing herein shall preclude or restrict a Partner from filing a petition or otherwise objecting to the Partnership's sale, transfer or other disposition of spectrum to any Partner or Affiliate of a Partner or any Person that directly or indirectly owns an equity interest in a Partner.

      3.4 Liability of Limited Partners and Special Limited Partners. The Limited Partners and Special Limited Partners shall not be liable for any debts, liabilities, contracts or obligations of the Partnership, except as provided by law. The Limited Partners and Special Limited Partners shall be liable only to make payments of their Required Capital Contributions as and when due under this Agreement.

      3.5   Operations of Partnership Prior to Closing Date.

            (a) Prior to the Closing Date the only business of the Partnership shall be to pursue FCC and other regulatory approvals for the transactions contemplated by this Agreement and to take such other actions as the General Partner deems appropriate to prepare for the business of the Partnership following such approvals. In this regard the General Partner shall not be permitted to expend or commit to expend or incur or commit to incur liabilities in excess of an aggregate of $500,000 until after the Closing Date.

            (b) The General Partner agrees to make non-interest-bearing loans to the Partnership of all amounts necessary to operate prior to the Closing Date up to a maximum of $500,000. Such loans shall be evidenced by promissory notes in substantially the form attached hereto as Exhibit 3.5. Upon the Closing Date such loans shall be credited against the Required Capital Contribution of the General Partner.

      3.6 Adjustment of Percentage Interests. In the event any Partner makes a Capital Contribution in accordance with this Agreement (other than a Required Capital Contribution pursuant to Section 3.1(a) or (b) hereof), including any Additional Capital Contribution pursuant to Section 3.2 hereof, then the Percentage Interests of each Partner (including each Special Limited Partner) shall be adjusted so that each Partner's Percentage Interest shall be equal to the percentage obtained by dividing such Partner's total Paid-In Capital Contributions by the total Paid-In Contributions of all Partners. For purposes of this computation, the Paid-In Capital Contributions of any Special Limited Partner admitted pursuant to Section 4.6 hereof shall be deemed to be an amount equal to the difference between (i) the result of dividing (a) the total Paid-In Capital Contributions (including any amount covered by the letter of credit of INS referred to in Section 3.1(b) hereof) of all Partners (other than such Special Limited Partner) at the time such Special Limited Partner was admitted by (b) the total Percentage Interests of all Partners (expressed as a percentage) (other than such Special Limited Partner) after giving effect to the admission of such Special Limited Partner and (ii) the total Paid-In Capital Contributions (including any amount covered by the letter of credit of INS referred to in Section 3.1(b) hereof) of all Partners (other than such Special Limited Partner) at the time such Special Limited Partner was admitted.


                                    ARTICLE 4

                                   MANAGEMENT

      4.1   Exercise of Management. Subject to the provisions of Sections 3.5,
4.2 and 4.3 hereof, the overall management and control of and conduct of the business, assets and affairs of the Partnership shall be vested in the General Partner, and the General Partner, in extension of and not in limitation of the powers given it by law, shall have full, exclusive and complete charge of the management of the business of the Partnership in accordance with its purpose stated in

Section 2.3 hereof. The Limited Partners and Special Limited Partners shall not take part in the management or control of the business of the Partnership or have authority to bind the Partnership or incur any liability for the Partnership; provided, however, that the Limited Partners may exercise any and all of the rights granted to them under this Agreement.

      4.2   General Partner.

            (a) Subject to the provisions of Section 3.5 and 4.3 hereof, the General Partner shall have control of the day-to-day operations of the Partnership, and shall have the authority to act on behalf of the Partnership, including any actions expressly provided in this Agreement to be undertaken by the General Partner, so long as such action shall not be inconsistent with (i) any authorization theretofore granted by WWC in accordance with the provisions of this Agreement or (ii) any capital budget or annual operating budget theretofore approved by the General Partner and WWC. The General Partner shall devote to the Partnership such time as may be necessary for the proper performance of the duties of the General Partner. The General Partner shall at all times exercise its responsibilities as General Partner in a fiduciary manner. The signature of the General Partner shall be needed on any instrument, document or agreement to bind the Partnership, and third parties may rely fully on any such instrument, document or agreement signed by the General Partner. Subject to the terms and conditions hereof, the General Partner shall be obligated, and is hereby authorized and directed, to:

                  (i) Take all action that may be necessary or appropriate to carry out the purposes of the Partnership as described in this Agreement;

                  (ii) Prepare or cause to be prepared in conformity with good business practice all reports that are to be furnished to the Limited Partners or that are required by taxing bodies or other governmental agencies, including the financial statements and reports referred to in Article 6 hereof; and

                  (iii) Do all other things (subject to the restrictions contained herein) that may be necessary or desirable in order properly and efficiently to administer and carry on the affairs, assets and business of the Partnership.

      Title to all Partnership assets shall be held in the name of the Partnership. No Limited Partner or Special Limited Partner shall take part in the management or control of the business of the Partnership or have authority to bind the Partnership.

            (b) INS shall serve as the General Partner for so long as it continues to own at least fifty (50%) percent of the Percentage Interest owned by it on the date hereof; provided, however, that if INS ceases to own at least fifty (50%) percent of the Percentage Interest owned by it on the date hereof, then subject to FCC approval, INS shall immediately cease to be the General Partner and a new General Partner shall be elected by the affirmative vote of Partners (excluding Special Limited Partners) holding a majority of the Percentage Interests; provided further that if the Partnership fails to (i) comply with all build-out requirements and network performance standards on a timely basis as set forth on and in accordance with Exhibit 4.2(b); (ii) comply with all GSM MOU standards which WWC has implemented in its adjacent markets or which have been mutually agreed upon by INS and WWC; (iii) comply with all North American Interest Group standards which WWC has implemented in its adjacent markets or which have been mutually agreed upon by INS and WWC, or (iv) comply with all North American GSM Alliance Group standards which WWC has implemented in its adjacent markets or which have been mutually agreed upon by INS and WWC; then in any of such events referred to in this Section 4.2(b) WWC shall, subject to receipt of FCC approval, have the right to become the General Partner or to designate a new General Partner (unless such failure of the Partnership to so comply is a result of the exercise by WWC of its veto power pursuant to Section 4.3 hereof) in which case INS shall cease to be the General Partner and shall become a Special Limited Partner.

      4.3   WWC Veto.

            Notwithstanding any provision to the contrary contained in this Agreement, without the prior affirmative consent of WWC, the Partnership shall not, and the General Partner shall not cause or permit the Partnership to, in any single transaction or series of related transactions, take or commit to take any of the following actions:

            (a) a sale, exchange or other disposition of all or any substantial portion of the property of the Partnership;

            (b)   a dissolution or liquidation of the Partnership;

            (c) a merger or consolidation of the Partnership with or into, or causing the Partnership to enter into any business combination or to acquire any equity interest in, any corporation, partnership or other entity;

            (d) entry by the Partnership into a partnership, joint venture or similar relationship with others;

            (e) an acquisition of any business or spectrum, except for the business described in Section 2.3 hereof and the spectrum to be contributed pursuant to Section 3.1 hereof;

            (f) a purchase, lease or other acquisition of any properties or assets during any twelve month period having a purchase price or annual rental amount of in excess of fifty thousand ($50,000) dollars for all such properties;

            (g) incurring indebtedness for borrowed money, capitalized leases, deferred purchase price of goods or services, on notes, bonds or securities of any nature, or any other types of indebtedness of any kind (other than performance bonds for build-out in the ordinary course of business and current accounts payable incurred in the ordinary course of business), or guaranteeing or being responsible for the indebtedness of any other Person in excess of fifty thousand ($50,000) dollars in the aggregate;

            (h) an engagement in any business transaction with a Partner, any Affiliate of any Partner, or any Person that directly or indirectly owns an equity interest in any Partner, including use of INS's and/or WWC's, or any of their respective Affiliates', transmission and switching facilities, except for any Participation Agreement and Partitioning Agreement described in Section 5.2 hereof;

            (i) a change in the Partnership's accounting methods other than in accordance with generally accepted accounting principles, consistently applied, or a change in the Partnership's fiscal year;

            (j) approval of any Additional Capital Contribution or acceptance of any capital contributions in any amount or in any form except as expressly provided for herein, or a purchase or redemption of all or any portion of a Percentage Interest or equity interest in the Partnership from any Partner;

            (k) an offer or issuance of additional ownership interests in the Partnership or in any entity in which the Partnership has an interest or securities, warrants, options or other rights convertible or exchangeable into ownership interests in the Partnership or in any entity in which the Partnership has an interest;

            (l) a distribution, dividend or other payment to any Partner in its capacity as a Partner, except as expressly provided in Section 8.1(c) hereof;

            (m) an authorization or adoption of any amendment to this Agreement or any constituent document of any entity in which the Partnership has an interest;

            (n) an approval or amendment to any annual budget, operating or capital budget of the Partnership or any entity in which the Partnership has an interest;

            (o) approval of any plan or agreement by which the Partnership disaggregates/partitions or assigns the FCC license to, or makes available through a resale or use agreement, spectrum to any Person, including to individual equity holders of INS Parent, except for the Participation Agreement and Partitioning Agreement described in Section 5.2 hereof;

            (p) changing from Global System for Mobile Communications ("GSM") technology in the Partnership's operation of the PCS Networks or changing the name under which the Partnership conducts business;

            (q) performance of any act which would knowingly subject any Limited Partner to liability as a general partner under the then existing law of any applicable jurisdiction;

            (r)   alteration of the purpose of the Partnership set forth in
Article 2 hereof;

            (s) employment, or the permission of employment, of the funds or assets of the Partnership in any manner except for the exclusive benefit of the Partnership, except as otherwise provided herein;

            (t) entry into or otherwise becoming bound by, or permitting any assets to become subject to, or amending or modifying (other than amendments or modifications that are not material), any contract, agreement or arrangement, with an annual cost in excess of fifty thousand ($50,000) dollars in the aggregate for all such contracts, agreements or arrangements;

            (u) selling, leasing, pledging, granting a security interest in, encumbering or otherwise disposing of any assets of the Partnership, except for sales or leases of any of the Partnership's services or of PCS telephones in the ordinary course of business or sales or other dispositions of assets which are immaterial to the Business, no longer being used in the Business and for which the aggregate market value of all such assets, in any twelve (12) month period is less than fifty thousand ($50,000) dollars;

            (v) performing any other act outside the ordinary course of business of the Partnership; or

            (w)   entry into any agreement to do any of the foregoing.

      4.4 Other Activities. It is understood that the Partners are and will be engaged in other activities and occupations unrelated to the Partnership, and, except to the extent otherwise agreed to or represented, each of the Partners shall be required to devote only so much of its time as it in its sole discretion may deem necessary to the affairs of the Partnership. Any Partner may engage in and have an interest in other business ventures of every nature and description, independently or with others, including the ownership, operation and management of telecommunications services wherever located. Neither the Partnership nor any Partner shall have any rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, regardless of the location of such venture and whether or not such venture was presented to such Partner as a direct or indirect result of its connection with the Partnership.

      4.5   Dealing with Affiliates.

            The Partnership shall not be prohibited from or otherwise limited in employing, contracting with or otherwise dealing with any Partner, or any Person which is an Affiliate of any Partner, which has an interest in a Partner or in which a Partner has an interest. However, the fact of any relationship, affiliation or interest shall be disclosed to all Partners (other than Special Limited Partners), and the Partners (other than Special Limited Partners) shall determine in good faith that the terms and conditions of any employment, contract or other dealing are fair and reasonable to the Partnership and any such arrangement shall be approved as set forth in
Section 4.3 hereof.

      4.6   Special Limited Partners

            The Partners (other than Special Limited Partners), if approved by WWC and INS, may (i) admit as a Special Limited Partner an officer, director, employee or agent of the Partnership or of any Partner who performs services for the Partnership or (ii) agree to compensate any such Person in a manner which is the substantial equivalent of owning a Percentage Interest in the Partnership, provided, however, that the aggregate share of the Profits and Losses and cash distributions of the Partnership which such admitted Special Limited Partners are entitled to pursuant to this Section 4.6 shall not exceed five (5%) percent, and such admitted Special Limited Partners shall not be entitled to vote on any matter in which the Partners can vote hereunder nor shall such Special Limited Partners' consent or approval be required for the Partnership, the General Partner or the Partners to take any action whatsoever, including amendment of this Agreement or admission of new Partners. Upon the admission of any Special Limited Partner pursuant to this Section 4.6, the Percentage Interest of the Persons who are Partners immediately before the admission of such Special Limited Partner shall be adjusted pro rata.

      4.7 Meetings of Partners. Meetings of the Partners will be held at the principal office of the Partnership unless another place has been agreed upon by the Partners. At least four meetings of the Partners shall be held during each calendar year. Meetings shall be held on fifteen (15) Business Days' notice given pursuant to Section 13.4 hereof. Notice delivered personally or by telephone may be transmitted to a person at the Partner's office who can reasonably be expected to deliver such notice promptly to the Partner. Representatives of the Partners may participate in a meeting of the Partners by means of conference telephone or similar communications equipment so long as all persons participating in a meeting can hear each other. A Partner's participation in a meeting by such means shall constitute presence in person at such meeting. Presence by a Partner at a meeting of the Partners shall constitute waiver by such Partner of any defect in the notice in respect of such a meeting. Any action required or permitted to be taken by the Partners may be taken without a meeting if the General Partner and WWC consent thereto in writing.


                                    ARTICLE 5

                                   OPERATIONS

      5.1 Technology. The Partnership shall use GSM technology in its operation of the

PCS Networks. Any successor to the Partnership or the Partnership's successor to any portion of the spectrum being contributed by WWC shall be required to use GSM technology; provided, however, that equity holders of INS Parent who use spectrum pursuant to the Participation Agreement and Partitioning Agreement as provided in Section 5.2 hereof shall not be required to use GSM technology.

      5.2 Participation Agreement. Pursuant to the Participation Agreement and Partitioning Agreement in the form attached hereto as Exhibit 5.2 and hereby approved by WWC, the Partnership may disaggregate/partition and assign the FCC license, make available through a resale agreement or otherwise permit the use by the individual equity holders of INS Parent of up to ten (10 MHz) megahertz of spectrum in the Territory and the Des Moines BTA Counties. This Section 5.2 shall be applicable only following the Closing Date.

      5.3 Additional Spectrum; Des Moines BTA Counties Spectrum; Call and Put Options. The FCC license for the ten (10 MHz) megahertz of A Block PCS spectrum covering the Territory not assigned by WWC to the Partnership pursuant to
Section 3.1(a) hereof shall be referred to herein as the "Additional Spectrum." The FCC license for the ten (10 MHz) megahertz of A Block PCS Spectrum covering the Des Moines BTA Counties not assigned by WWC to the Partnership pursuant to
Section 3.1(a) hereof shall be referred to as the "Des Moines BTA Counties Spectrum". Pursuant to a resale agreement to be negotiated in good faith between the parties within ninety (90) days after the date hereof, the Partnership shall be permitted to become a reseller on the Additional Spectrum and the Des Moines BTA Counties Spectrum. On the Closing Date, WWC and the Partnership shall enter into an agreement, to be negotiated in good faith between the parties within ninety (90) days after the date hereof, which shall provide as follows:

            (a) if at any time after the Closing Date and prior to any sale by WWC of the Additional Spectrum to a third party there is a transfer of control of ownership of WWC (which shall mean that the ownership of a majority of the outstanding capital stock of WWC ceases to be owned, directly or indirectly, by Western Wireless Corporation), the Partnership will have the right for a period of sixty (60) days following such transfer of control of WWC to purchase all, but not less than all, of the Additional Spectrum for a price equal to five million five hundred thousand ($5,500,000) dollars plus Additional Spectrum Interest ("Additional Spectrum Interest" shall be equal to the sum of forty-one thousand two hundred fifty ($41,250) dollars times the number of months (or portions thereof) between the date hereof and the date on which the Partnership purchases the Additional Spectrum) paid in cash; and

            (b) WWC will have the right at any time after the Closing Date to cause the Partnership to purchase (i) the Additional Spectrum (provided that the Partnership has not exercised its option to purchase the Additional Spectrum pursuant to subsection (a) of this Section 5.3) for a price equal to five million five hundred thousand ($5,500,000) dollars plus Additional Spectrum Interest, calculated through the date on which the Partnership purchases the Additional Spectrum, paid in cash and/or (ii) the Des Moines BTA Counties Spectrum for a price equal to five hundred thousand ($500,000) dollars plus Des Moines BTA Counties Interest ("Des Moines BTA Counties Interest" shall be equal to the sum of three thousand seven hundred fifty ($3,750) dollars times the number of months (or portions thereof) between the date hereof and the date on which the Partnership purchases the Des Moines BTA Counties Spectrum), paid in cash.

      This Section 5.3 shall be applicable only following the Closing Date.

      5.4 Microwave Relocation. The Partnership shall arrange and pay for all necessary microwave relocation in connection with the PCS Networks. This Section
5.4 shall be applicable only following the Closing Date.


                                    ARTICLE 6

                     BOOKS, REPORTS, FISCAL YEAR AND REPORTS

      6.1 Books and Records. The Partnership shall maintain at its principal office all of the following:

            (a) A current list of the full name and last known business or residence address of each Partner set forth in alphabetical order together with the Capital Contributions made and each Partner's Percentage Interest in the Partnership;

            (b) A copy of this Agreement and all amendments thereto, a copy of the Certificate of Limited Partnership of the Partnership and all amendments thereto, together with executed copies of any powers of attorney pursuant to which any amendment to this Agreement, the Certificate of Limited Partnership of the Partnership or any amendment thereto has been executed;

            (c) Copies of the Partnership's Federal, state, and local income tax or information returns and reports, if any, with respect to the six most recent fiscal years, or for such longer period required by any waivers extending periods of limitation to assess any such taxes;

            (d) The audited financial statements of the Partnership for the six most recent fiscal years, or for such longer period required by any waivers extending periods of limitation to assess any Federal, state or local taxes; and

            (e) The Partnership's books and records for the six most recent fiscal years, or for such longer period required by any waivers extending periods of limitation to assess any Federal, state or local taxes.

      6.2   Delivery to Partners and Inspection.

            (a) Upon the request of a Partner (other than a Special Limited Partner), the General Partner shall promptly deliver to the requesting Partner, at the expense of the Partnership, a copy of any of the information required to be maintained by Section 6.1 hereof except for Section 6.1(e) hereof.

            (b) Each Partner (other than a Special Limited Partner) or its duly authorized representative, has the right, upon reasonable notice and at reasonable times during business hours, to do each of the following:

                  (i) Inspect and copy during normal business hours any of the Partnership's books and records;

                  (ii) Obtain from the General Partner, promptly after becoming available, a copy of the Partnership's Federal, state and local income tax or information returns for each year, including the Partnership's Form 1065 (including any schedules and exhibits thereto); and

                  (iii) Have access to executive officers of the Partnership and of the General Partner.

      6.3 Fiscal Year. The fiscal year of the Partnership shall be the calendar year.

      6.4 Financial Reports. Within forty-five (45) days after the end of each fiscal quarter and within ninety (90) days after the end of each fiscal year, the General Partner shall cause to be prepared and delivered to each Partner a financial statement which shall include a balance sheet, a profit and loss statement, use of proceeds of the Capital Contributions and, with respect to the annual statements, a report of the Profits and Losses, the share of the Profits and Losses of each of the Partners, and any other information necessary for such Partner to complete its Federal, state and local income tax returns. The annual statements shall be certified by the Accountants for such period. Such firm shall also prepare the Federal, state and local tax and information returns of the Partnership, shall cause such tax and information returns to be filed on a timely basis and shall, promptly after the filing of the same, transmit copies thereof to each of the Partners. Anything herein contained to the contrary notwithstanding, it is expressly understood and agreed that the Partners shall, from time to time, review with the Accountants the accounting methods and procedures to be used as the same may be mutually beneficial and advantageous to the Partners. Subject to the provisions of Article 7 hereof, in connection with such accounting methods, all decisions as to accounting principles, whether for book or tax purposes, including any elections to be made by or for the Partnership under the provisions of the Code or other applicable tax law, shall be made for the mutual advantage of the Partners. The financial statements of the Partnership shall be prepared in accordance with generally accepted accounting principles as in effect in the United States.

      6.5 Filings. The General Partner, at Partnership expense, shall cause the income tax and information returns for the Partnership to be prepared and timely filed with the appropriate authorities within ninety (90) days of the end of each fiscal year of the Partnership and shall not request any extensions for filing such returns without the consent of the Partners (other than Special Limited Partners). The General Partner, at Partnership expense, shall also cause to be prepared and timely filed, with appropriate Federal and other regulatory and administrative bodies, all reports required to be filed with those entities under then current applicable laws, rules and regulations. Such reports shall be prepared on the accounting or reporting basis required by such regulatory bodies. Upon written request any Partner shall promptly be provided with a copy of any of such reports without expense to it.

      6.6 Monthly Reports to Partners. The General Partner shall cause to be prepared, at Partnership expense, a monthly report covering such matters as it reasonably deems appropriate, copies of which monthly report shall be distributed to each Limited Partner within thirty (30) days after the close of each calendar month.

                                    ARTICLE 7

                               PROFITS AND LOSSES

      7.1 Allocations of Profits and Losses. For tax and accounting purposes, Profits and Losses of the Partnership for each fiscal year shall be allocated to the Partners as follows:

            (a) Subject to Section 7.2 hereof, Profits other than those arising from a Capital Transaction shall be allocated (i) first to the extent of prior allocations of Losses allocated to each Partner (as reduced by any Profits previously allocated to such Partner pursuant to Sections 7.1(b)(i) and 7.2(a) hereof and this Section 7.1(a)), in proportion to the amount of prior Losses allocated to each Partner; provided, however, that if any Partner has a deficit Capital Account balance, then such Profits shall be allocated to all such Partners in proportion to their respective deficit Capital Account balances until such time as the deficit Capital Account balance of each Partner is eliminated, and (ii) then all remaining Profits shall be allocated among the Partners in accordance with their respective Percentage Interests.

            (b) Subject to Section 7.2 hereof, Profits arising from a Capital Transaction shall be allocated as follows:

                  (i) To eliminate any deficit in each Partner's Capital Account, with Profits being allocated in proportion to the negative balance in each Partner's Capital Account; and

                  (ii) The balance so that, as nearly as possible after such allocation, the Capital Account balance of each Partner shall be equal to the proceeds from such Capital Transaction which would be distributable to such Partner pursuant to the provisions of Section

8.2 hereof.

            (c) (i) Subject to Section 7.2 hereof, Losses shall be allocated one hundred (100%) percent to INS until such time as INS shall have been allocated Losses in an amount equal to its Paid-In Capital Contributions; thereafter, Losses shall be allocated among the Partners in accordance with their respective Percentage Interests.

                  (ii) The Losses allocated pursuant to this Section 7.1(c) shall not exceed the maximum amount of Losses that can be so allocated without causing any Limited Partner or Special Limited Partner to have an Adjusted Capital Account Deficit at the end of any fiscal year of the Partnership. All Losses in excess of the limitations set forth in this Section 7.1(c) shall be allocated to the General Partner.

            (d) Nonrecourse Liabilities of the Partnership shall be allocated among the Partners in the same manner as Profits are allocated pursuant to
Section 7.1(b)(ii) hereof.

            (e)   (i)   Nonrecourse Deductions for any fiscal year of the
Partnership or other period shall be specially allocated in the same manner as Losses with respect to such fiscal year have been allocated pursuant to Section 7.1(c) hereof.

                  (ii) Any Partner Nonrecourse Deductions for any fiscal year of the Partnership or other period shall be specially allocated to the Partner who bears the risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Section 1.704-2(i) of the Regulations.

            (f) Where a distribution of an asset is made in the manner described in Section 734 of the Code, or where a transfer of a Percentage Interest permitted by this Agreement is made in the manner described in Section 743 of the Code, the Partnership shall file, upon the request of any Partner, an election under Section 754 of the Code, in accordance with the procedures set forth in the applicable Regulations. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations, to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

            (g) Except as otherwise provided herein, each Partner shall be allocated Profits and Losses in accordance with this Section 7.1 from the date on which it is admitted to the Partnership. For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the General Partner using any permissible method under Section

706 of the Code and the Regulations promulgated thereunder. Notwithstanding anything to the contrary contained herein, during any fiscal year allocations of Profits or Losses which do not arise from a Capital Transaction pursuant to the provisions contained herein shall be made before allocations of Profits or Losses arising from a Capital Transaction.

            (h) Except as otherwise provided in this Agreement, all items of Partnership income, gain, loss, deduction, and any other allocations not otherwise provided for herein shall be divided among the Partners in the same proportions as they share Profits or Losses, as the case may be, for the fiscal year of the Partnership.

      7.2   Overriding Allocations of Profits and Losses.

            (a)   (i)   Notwithstanding anything contained in Section 7.1 hereof
or this Section 7.2 to the contrary, if there is a net decrease in Partnership Minimum Gain during a fiscal year of the Partnership, each Partner shall be allocated, before any other allocation of any item of income, gain, loss, deduction or credit is made for such fiscal year, items of income and gain for such fiscal year (and, if necessary, for subsequent fiscal years), in the order provided in Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations, in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain during such year as specified in Section 1.704-2(g)(2) of the Regulations, unless an exception specified in Section 1.704-2(f) of the Regulations applies. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The allocation contained in this Section 7.2(a)(i) is intended to comply with the minimum gain charge back requirement in Section 1.704-2(f) of the Regulations, and shall be interpreted consistently therewith. Thereafter, subject to Section 7.2(f) hereof, all Profits and Losses shall be allocated as provided for in Sections 7.1, 7.2(a)(ii), 7.2(b), 7.2(c), 7.2(d) and 7.2(e)
hereof.

                  (ii) Notwithstanding anything contained in Section 7.1 hereof or this Section 7.2 to the contrary, except Section 7.2(a)(i) hereof, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during a fiscal year of the Partnership, each Partner who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of income and gain for such fiscal year (and, if necessary, subsequent fiscal years), in the order provided in Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations, in an amount equal to such Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt during such year as specified in Section 1.704-2(i)(5) of the Regulations, unless an exception specified in Section 1.704-2(i)(4) of the Regulations applies. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The allocation contained in this Section 7.2(a)(ii) is intended to comply with the minimum gain charge back requirement in Section 1.704-2(i)(4) of the Regulations, and shall be interpreted consistently therewith. Thereafter, subject to Section 7.2(f) hereof, all Profits and Losses shall be allocated as provided for in Sections 7.1, 7.2(b), 7.2(c), 7.2(d) and 7.2(e) hereof.

            (b)   Notwithstanding any provisions of Section 7.1 hereof or this
Section 7.2 to the contrary, but subject to the provisions of Section 7.2(a) hereof, in the event any Partner unexpectedly receives any adjustments, allocations, or distributions described in Section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of
Partnership income and gain (including gross income) shall be specially allocated to each such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Partner as quickly as possible, provided that an allocation pursuant to this Section 7.2(b) shall be made only if and to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 7 have been tentatively made as if this Section 7.2(b) were not in this Agreement. In the event that any such adjustments, allocations or distributions create an Adjusted Capital Account Deficit for more than one Partner in any fiscal year of the Partnership, all such items of income and gain of the Partnership for such fiscal year and all subsequent fiscal years of the Partnership shall be allocated among all such Partners in proportion to their respective Adjusted Capital Account Deficits in such amount and manner sufficient to eliminate such Adjusted Capital Account Deficits as quickly as possible. The allocation contained in this Section 7.2(b) is intended to comply with the qualified income offset requirement in Section 1.704-1(b)(2)(ii)(d) of the Regulations, and shall be interpreted consistently therewith. Thereafter, subject to Section 7.2(f) hereof, all Profits and Losses shall be allocated as provided for in Sections 7.1, 7.2(c), 7.2(d) and 7.2(e) hereof.

            (c)   Notwithstanding any provisions of Section 7.1 hereof or this
Section 7.2 to the contrary, but subject to the provisions of Section 7.2(a) and 7.2(b) hereof, there shall be allocated to each Partner in any taxable year of the Partnership, before any other allocation of any item of income or gain is made for such taxable year (other than an allocation pursuant to Sections 7.2(a) and 7.2(b) hereof), an amount of gross income equal to the amount of distributions that was distributed to such Partner pursuant to Section 8.1(c)(ii) hereof with respect to such taxable year (less the amount of taxable income allocated to such Partner pursuant to Section 7.1(a) hereof with respect to such taxable year). Thereafter, all Profits and Losses shall be allocated provided for in Sections 7.1, 7.2(d) and 7.2(e) hereof.

            (d)   Notwithstanding any provisions of Section 7.1 hereof or this
Section 7.2 to the contrary, but subject to the provisions of Sections 7.2(a), 7.2(b) and 7.2(c) hereof:

                  (i) in accordance with Section 704(c) of the Code and the Regulations promulgated thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners as provided in Section 704(c) of the Code so as to take account of any variation between the adjusted basis of such property to the Partnership for Federal income tax purposes and its initial Gross Asset Value;

                  (ii) depreciation, amortization or other cost recovery deduction allowable for Federal income tax purposes with respect to any property specified in the immediately preceding clause (i) shall be specially allocated so that, to the extent possible, the Partners who did not contribute such property to the Partnership shall not be disadvantaged by such contribution;

                  (iii) in the event the Gross Asset Value of any Partnership asset is adjusted as provided herein, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for Federal income tax purposes and its Gross Asset Value in the same manner as under Section 704(c) of the Code and the Regulations promulgated thereunder;

                  (iv) any elections or other decisions relating to the allocations provided in this Section 7.2(d) shall be made by the General Partner as provided in Section 704(c) of the Code in any manner that reasonably reflects the purpose and intention of this Agreement; allocations pursuant to this
Section 7.2(d) are solely for purposes of Federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement;

                  (v) in the event that the General Partner is allocated more Losses pursuant to Section 7.1(c)(ii) hereof than its Percentage Interest therein, the General Partner shall thereafter be allocated all Profits to the extent that the aggregate Losses theretofore allocated to the General Partner pursuant to Section 7.1(c)(ii) hereof shall have exceeded the Losses that would have otherwise theretofore been allocated to the General Partner had the provisions of Section 7.1(c)(ii) hereof not been given effect; and

                  (vi) in the event any Limited Partner or Special Limited Partner has a deficit Capital Account balance at the end of any fiscal year of the Partnership that is in excess of the sum of (a) the amount such Partner is obligated to restore to its Capital Account (pursuant to the terms of this Agreement or otherwise) and (b) the amount such Partner is deemed to be obligated to restore to its Capital Account pursuant to the penultimate sentences of Sections 1.704-2(g)(l) and 1.704-2(i)(5) of the Regulations, each such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 7.2(d)(vi) shall be made if and only to the extent that such Partner would have a deficit Capital Account balance in excess of such sum after all other allocations provided for in this Article 7 have been tentatively made as if Section 7.2(b) hereof and this Section 7.2(d)(vi) were not in this Agreement.

            (e) The allocations set forth in Sections 7.1(c)(ii), 7.1(e), 7.1(f), 7.2(a), 7.2(b) and 7.2(d)(vi) hereof (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss or deduction pursuant to this Section

7.2(e). Therefore, notwithstanding any other provision of this Article 7 (other than the Regulatory Allocations), the General Partner shall make such offsetting special allocations of Partnership income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of this Agreement and all Partnership items were allocated pursuant to Sections 7.1(a), 7.1(b) and 7.1(c)(i) hereof. In exercising its discretion under this Section 7.2(e), the General Partner shall take into account future Regulatory Allocations under Section 7.2(a) hereof that, although not yet made, are likely to offset other Regulatory Allocations previously made under Section 7.1(e) hereof.

            (f) Notwithstanding anything to the contrary contained herein, Sections 7.2(a) and 7.2(b) hereof shall be applied in the order provided in
Section 1.704-2 of the Regulations.

            (g) Any allocations made pursuant to this Section 7.2 shall be taken into account in the making of subsequent allocations under other sections of this Article 7 in a manner that will, to the maximum extent possible, avoid or eliminate duplicative or excessive allocations of income to any Partner.

      7.3   Certain Additional Allocations.

            (a) For income tax purposes, if the Partnership in any year realizes income or is allowed a deduction (including additional depreciation or amortization as a result of adding an item to its basis) as a result of the transfer of a Percentage Interest or the transfer of an interest in property to a Partner, the difference between the amount taken into account for tax purposes and the amount otherwise taken into account under this Agreement shall be allocated solely to such Partner.

            (b) Solely for purposes of determining a Partner's proportionate share of the "excess nonrecourse liabilities" of the Partnership within the meaning of Section 1.752-3(a)(3) of the Regulations, the Partner's interests in Partnership Profits are as provided in Section 7.1(b) hereof.

            (c) To the extent permitted by Section 1.704-2(h)(3) of the Regulations, the General Partner shall endeavor not to treat distributions as having been made from the proceeds of a Nonrecourse Liability or a Partner Nonrecourse Debt. To the extent permitted by Sections 1.704-2(h) and 1.704-2(i)(6) of the Regulations, if the provisions of the preceding sentence cannot be satisfied, the General Partner shall endeavor to treat distributions as having been made from the proceeds of a Nonrecourse Liability or a Partner Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for each Partner on a pro rata basis.

            (d) The Partners are aware of the income tax consequences of the allocations made by this Article 7 and hereby agree to be bound by the provisions of this
Article 7 in reporting their shares of Partnership income and loss for income tax purposes

                                    ARTICLE 8

                                  DISTRIBUTIONS

      8.1   Distributions.

            (a) Except as otherwise provided by this Agreement or required by law, distributions (other than distributions of the proceeds of any Capital Transaction) shall be made to the Partners at such time and in such amounts as the Partners shall determine.

            (b) Distributions (other than distributions of the proceeds of any Capital Transaction) shall be distributed to the Partners in the proportions of their respective Percentage Interests at the time such distribution shall be made.

            (c) Notwithstanding the foregoing provisions of this Section 8.1, within ninety (90) days after the end of each fiscal year of the Partnership, the Partnership shall make an annual distribution to each of the Partners, in accordance with each Partner's respective share of the Percentage Interests, in an amount equal to the sum of (i) forty (40%) percent of the Profits allocated to the Partners pursuant to Section 7.1(a)(ii) hereof with respect to the prior fiscal year of the Partnership, and (ii) any cash or cash equivalents held by the Partnership at the start of the fiscal year of the Partnership during which such distribution takes place (after taking into account any distribution pursuant to this Section 8.1(c) during such year)which is in excess of the reasonable business needs of the Partnership, including the funding of any reserves required in connection therewith.

      8.2   Distributions of Proceeds from Capital Transactions.

            (a) Subject to the provisions of Section 11.4 hereof, the proceeds of any Capital Transaction shall be applied in the following order of priority:

                  (i) To the payment of liabilities of the Partnership then due and owing to (a) persons other than the Partners and (b) the Partners if such liabilities are for amounts owing to any Partner for services rendered to the Partnership;

                  (ii) To the payment of any other liabilities of the Partnership then due and owing to the Partners;

                  (iii) To establish such reserves as the General Partner determines to be reasonably necessary for any contingent or foreseeable liability or obligation of the Partnership; provided, however, that the balance of any such reserve remaining at such time as the General

Partner shall reasonably determine shall be distributed in accordance with subsections (iv) and (v) of this Section 8.2(a);

                  (iv) To each Partner until it has received an amount pursuant to this Section 8.2(a)(iv) equal to its Paid-In Capital Contributions, as reduced by any prior distribution to such Partner pursuant to this Section 8.2(a)(iv); and

                  (v) The balance, if any, to the Partners in proportion to their respective Percentage Interests at the time such distribution is made; provided, however, that if it is not possible to allocate Profits and Losses from a Capital Transaction so that the Capital Account balance of each Partner is equal to the distribution such Partner would otherwise receive under the provisions of this subsection (v), such proceeds shall instead be distributed to each Partner until the ratio of its Capital Account balance to the Capital Account balances of all the Partners is equal to its Percentage Interest, and the balance if any, of such proceeds shall be distributed pursuant to the provisions of this subsection (v) without regard to this proviso.

            (b) The proceeds of any refinancing of any indebtedness of the Partnership shall be distributed (i) to the full payment of the indebtedness refinanced, and (ii) the balance to be distributed as agreed by the Partners.

                                    ARTICLE 9

                                 INDEMNIFICATION

      9.1 Indemnification by Partnership. To the maximum extent permitted by law, the Partnership, its receiver or its trustee, shall indemnify and hold harmless a Partner and its Affiliates (and any officer, director, shareholder, partner, employee or agent of any thereof) from and against any liability, loss or damage incurred by them arising out of any acts, omissions, or alleged acts or omissions, arising out of such person's activities as a Partner, a General Partner, or Affiliate of any thereof (or as an officer, director, shareholder, partner, employee or agent of any thereof) (including costs and reasonable attorneys' fees, which attorneys' fees may be paid as incurred, subject to the provisions of the penultimate sentence of this Section 9.1), and any amounts expended in the settlement of any claim of liability, loss or damage; provided, however, that (a) there shall be no obligation to indemnify or hold harmless any such indemnitee if such liability, loss or damage arises out of any action or omission of any such indemnitee which constitutes bad faith, fraud, gross negligence, willful misconduct or violation of any of the terms, provisions and conditions of this Agreement by such indemnitee; and (b) any such indemnification shall be recoverable only from the assets of the Partnership and not from the assets of any Partner. All judgments against the Partnership and any such indemnitee, wherein an indemnitee is entitled to indemnification, must first be satisfied from Partnership assets before such indemnitee is responsible for these obligations. The Partnership shall not pay for any insurance covering liability of any Partner or any of its Affiliates for actions or omissions for which indemnification is not permitted hereunder; provided, however, that nothing contained herein shall preclude the Partnership from purchasing and paying for such types of insurance, including extended coverage liability and casualty and workers' compensation, as would be customary for any person owning comparable assets and engaged in a similar business, or from naming the Partners or any of their Affiliates as additional insured parties thereunder, if such addition does not add to the premiums payable by the Partnership. Nothing contained herein shall constitute a waiver by any Partner of any right which it may have against any party under Federal or state securities laws nor shall a Partner be permitted to contract away the fiduciary duty owed to it by the other Partners or their Affiliates under common law. The provision of advances from the Partnership to a Partner or any of its Affiliates for legal expenses and other costs incurred as a result of a legal action is permissible if the following three conditions are satisfied: (i) the legal action relates to the performance of duties or services by the Partner or any of its Affiliates on behalf of the Partnership; (ii) the legal action is initiated by a third party who is not a Partner; and (iii) the Partner or its Affiliates undertake to repay to the Partnership the funds so advanced in cases in which they would not be entitled to indemnification hereunder. Notwithstanding anything to the contrary contained herein, in no event shall any indemnity under this Section 9.1 be applicable to any expenditures or obligations of any Partner or any of its Affiliates which are the subject of a separate obligation or guaranty to the Partnership by the Partner or any of its Affiliates.

      9.2   Indemnification by Partners. Notwithstanding the provisions of
Section 9.1 hereof, no Partner or any of its Affiliates (nor any officer, director, shareholder, partner, employee or agent thereof) shall be indemnified or held harmless pursuant to Section 9.1 hereof from any liability, loss or damage incurred by them in connection with, and each such Person, in addition to being subject to the other remedies and liabilities that may be imposed on it therefor, shall indemnify and hold harmless the Partnership and the other Partners from and against any liability, loss or damage incurred by them by reason of (i) bad faith, fraud, gross negligence, willful misconduct or violations of any of the terms, provisions and conditions of this Agreement; or
(ii) any claim or settlement involving allegations that Federal or state securities laws associated with the offer and sale of a Percentage Interest were violated by the Partner or any of its Affiliates unless: (a) the indemnitee is successful in defending such action on the merits of each count involving securities laws violations and such indemnification is specifically approved by a court of competent jurisdiction; (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction and the court specifically approves such indemnification; or (c) a court of competent jurisdiction approves a settlement of the claims against the entity seeking indemnification involving securities law violations and finds that indemnification of the settlement and related costs should be made.

                                   ARTICLE 10

                      ASSIGNMENT OF PERCENTAGE INTEREST AND
                            ADMISSION OF NEW PARTNERS

      10.1 Assignment of a Percentage Interest. No Partner may Assign any of its

Percentage Interest without first offering to sell such Percentage Interest pursuant to the provisions of this Article 10. No Assignment of a Percentage Interest shall be valid or effective unless it shall comply with the provisions of this Article 10.

      10.2 Rights of First Offer. In the event a Partner (an "Assigning Partner") desires to Assign part or all of the Percentage Interest (the "Offered Percentage Interest") owned by such Partner to a Person other than to a Person which is an Affiliate of the Assigning Partner, such Assigning Partner shall first give written notice (the "Sale Notice") in writing to each of the other Partners other than any Special Limited Partners (the "Non-Assigning Partners"). Each Sale Notice shall describe in reasonable detail the amount of the Offered Percentage Interest, the purchase price requested and all other material terms and conditions of the proposed Assignment. The Non-Assigning Partners shall have the first right and option, but not the obligation, to purchase the Offered Percentage Interest at the price and upon the terms and conditions set forth in the Sale Notice. The Sale Notice shall constitute an irrevocable offer (a "Sale Offer") to sell the Offered Percentage Interest to the Non-Assigning Partners at a price equal to the price contained in such Sale Notice and upon substantially the same terms as the terms contained in such Sale Notice. The Sale Offer shall expire thirty (30) days after the Sale Notice is received by the Non-Assigning Partners. Any Non-Assigning Partner who desires to purchase part or all of the Offered Percentage Interest (individually, an "Acquiring Partner," and collectively, the "Acquiring Partners") shall give notice in writing of such desire to the Assigning Partner, with a copy to each other Non-Assigning Partner, within thirty (30) days after the giving of notice by the Assigning Partner pursuant to the first sentence of this Section 10.2, which notice shall set forth how much of the Offered Percentage Interest such Acquiring Partner desires to purchase. If the Non-Assigning Partner(s) declines (which shall include the failure to give timely notice of acceptance) to purchase all of the Offered Percentage Interest within such thirty (30) day period, the Assigning Partner shall have the right (for a period of sixty (60) days following the expiration of such thirty (30) day period) to sell the Offered Percentage Interest to a third party, subject to the right of refusal that exists pursuant to Section 10.3 hereof, in a bona fide transaction or transactions; provided, however, that (a) such sale may be only to a third party, pursuant to terms and conditions not more favorable to such third party than those contained in the Sale Offer and (b) the provisions of Section 10.7 hereof shall be applicable to such third party and any Percentage Interest sold to such third party. If any portion of the Offered Percentage Interest is not sold pursuant to the provisions of this Section 10.2 prior to the expiration of the sixty (60) day period specified in the immediately preceding sentence, such Offered Percentage Interest shall become subject once again to the provisions and restrictions of this Section 10.2. If two (2) or more Acquiring Partners notify the Assigning Partner of their desire to acquire all or portions of the Offered Percentage Interest, which in the aggregate exceed the Offered Percentage Interest, each Acquiring Partner shall acquire that portion of such Offered Percentage Interest determined by multiplying the Offered Percentage Interest by a fraction, the numerator of which is the Percentage Interest of such Acquiring Partner, and the denominator of which is the total Percentage Interests of all Acquiring Partners, and each such Acquiring Partner shall be required to pay to the Assigning Partner a portion of the purchase price for the Offered Percentage Interest determined by multiplying the total purchase price by the same fraction, unless any Acquiring

Partner desires to purchase less than its full portion of such Offered Percentage Interest as determined above, in which case the other Acquiring Partners shall purchase the balance of such portion in proportion to their respective Percentage Interests in series as each remaining Acquiring Partner refuses to purchase its proportionate share of the Offered Percentage Interest.

      10.3  Right of First Refusal.

            (a) In addition to the right of first offer set forth in Section 10.2, in the event a Partner (a "Selling Partner") desires to Assign part or all of the Percentage Interest owned by such Partner to a Person other than to a Person which is an Affiliate of the Selling Partner or to a Non-Assigning Partner pursuant to Section 10.2 hereof, such Selling Partner shall first obtain an irrevocable and unconditional bona fide arms'-length written offer therefor which such Selling Partner will accept (the "Purchase Offer"), and the Selling Partner shall give notice in writing to each of the other Partners other than any Special Limited Partners (the "Non-Selling Partners") that it wishes to accept the Purchase Offer. Such notice shall contain a statement setting forth the name and address of the maker of the Purchase Offer, and a true and correct copy thereof. For a period of thirty (30) days following the giving of such notice to the Non-Selling Partners, they shall have the first right to purchase the portion of the Percentage Interest proposed to be Assigned (such portion being hereinafter referred to as the "Proposed Assigned Percentage Interest") on the same terms and conditions as the Purchase Offer accompanying such notice, subject to the provisions of Section 10.3(b) hereof. Any Non-Selling Partner who desires to purchase part or all of the Proposed Assigned Percentage Interest (individually, a "Purchasing Partner", and collectively, the "Purchasing Partners") shall give notice in writing of such desire to the Selling Partner, with a copy to each other Non-Selling Partner, within thirty (30) days after the giving of notice by the Selling Partner pursuant to the first sentence of this
Section 10.3(a), which notice shall set forth how much of the Proposed Assigned Percentage Interest such Purchasing Partner desires to purchase. If two (2) or more Purchasing Partners notify the Selling Partner of their desire to acquire all or portions of the Proposed Assigned Percentage Interest, which in the aggregate exceeds the Proposed Assigned Percentage Interest, each Purchasing Partner shall acquire that portion of such Proposed Assigned Percentage Interest determined by multiplying the Proposed Assigned Percentage Interest by a fraction, the numerator of which is the Percentage Interest of such Purchasing Partner, and the denominator of which is the total Percentage Interests of all Purchasing Partners, and each such Purchasing Partner shall be required to pay to the Selling Partner a portion of the purchase price for the Proposed Assigned Percentage Interest determined by multiplying the total purchase price by the same fraction, unless any Purchasing Partner desires to purchase less than its full portion of such Proposed Assigned Percentage Interest as determined above, in which case the other Purchasing Partners shall purchase the balance of such portion in proportion to their respective Percentage Interests in series as each remaining Purchasing Partner refuses to purchase its proportionate share of the Proposed Assigned Percentage Interest. If the Purchasing Partners do not give notice as aforesaid of their intention to purchase the entire Proposed Assigned Percentage Interest, or if the Purchasing Partners fail to purchase such Proposed Assigned Percentage Interest as provided in Section 10.4, the Selling Partner may Assign such Proposed Assigned Percentage Interest to the maker of the Purchase Offer, for a price and upon terms and subject to conditions not less favorable to the Selling Partner than those contained in the Purchase Offer, at any time during the ninety (90) day period following the later of (i) the end of the thirty (30) day period set forth in the third (3rd) sentence of this Section 10.3(a) hereof or (ii) the date when the Purchasing Partners so fail to purchase such Proposed Assigned Percentage Interest as provided in Section 10.4; provided, however, that the provisions of Section 10.7 hereof shall be applicable to the maker of the Purchase Offer and to any Percentage Interest sold to such maker of the Purchase Offer.

            (b) If the consideration specified in the Purchase Offer is all cash, a Purchasing Partner must pay all cash for its portion of the Proposed Assigned Percentage Interest in any purchase pursuant to this Section 10.3. In the event that the consideration specified in the Purchase Offer is other than all-cash consideration, the following shall apply: (i) if the non-cash consideration consists solely of obligations of the maker of the Purchase Offer (either totally unsecured or secured either by the Proposed Assigned Percentage Interest or by other security which a Purchasing Partner could reasonably supply), a Purchasing Partner may consummate its purchase of its portion of the Proposed Assigned Percentage Interest pursuant to this Section 10.3 by paying the same amount of cash as specified in the Purchase Offer and by issuing its own obligations to the Selling Partner upon the same terms and conditions and with the same security as the obligations specified in the Purchase Offer; or
(ii) if the non-cash consideration consists of items which do not fall within the ambit of the immediately preceding clause (i), a Purchasing Partner may consummate its purchase of its portion of the Proposed Assigned Percentage Interest pursuant to this Section 10.3 by electing either (A) to pay all cash for the Proposed Assigned Percentage Interest in an amount equal to the present value of the consideration specified in the Purchase Offer, such value to be agreed upon by the Selling Partner and that Purchasing Partner, or (B) to acquire its portion of the Proposed Assigned Percentage Interest on the same terms and conditions as those contained in the Purchase Offer (substituting the obligations of that Purchasing Partner for the maker of the Purchase Offer as required and making any other adjustments thereto required by the circumstances as the Selling Partner and that Purchasing Partner shall agree to). In the event that the Selling Partner and a Purchasing Partner cannot agree as to a matter specified in clause (ii) of the immediately preceding sentence within fifteen
(15) days after that Purchasing Partner gives the notice to the Selling Partner specified in the fourth (4th) sentence of Section 10.3(a) hereof, each of the Selling Partner and that Purchasing Partner shall designate as an arbitrator a Person experienced in finance and business, and such two (2) arbitrators shall designate a third (3rd) arbitrator (or if the first two (2) arbitrators cannot agree upon a third (3rd) arbitrator within ten (10) days, such third (3rd) arbitrator shall be chosen by the American Arbitration Association). The designation of arbitrators hereunder shall automatically delay the due date for payment of the purchase price for the portion of the Proposed Assigned Percentage Interest pursuant to Section 10.4 hereof then involved until ten (10) days after the conclusion of such arbitration. Such arbitrators shall be directed to promptly conduct, at the expense of the Selling Partner and that Purchasing Partner, an arbitration to determine by majority vote the matter in dispute. Such arbitrators shall be directed to give notice of their determination within thirty (30) days after the appointment of the third (3rd) arbitrator, and the decision reached in such notice of determination as to the matter in dispute shall be final, binding and conclusive upon the Selling Partner and that Purchasing Partner for all purposes hereof.

      10.4 Closing. The closing of the purchase of a portion of a Percentage Interest under Section 10.2 or 10.3 hereof shall take place thirty (30) days after the expiration of the thirty (30) day period set forth in the third (3rd) sentence of Section 10.2 hereof or thirty (30) days after the expiration of the thirty (30) day period set forth in Section 10.3(a) hereof, as the case may be, which periods may be extended as necessary for the receipt of any FCC approval which may be required for any such closing, at the offices of the Partnership, unless an arbitration as specified in Section 10.3 hereof shall occur, in which event the closing shall take place ten (10) days after the notice of determination shall be issued in connection with such arbitration and any required FCC approval has been obtained.

      10.5  Tag-Along Rights.

            (a) Subject to Sections 10.2 and 10.3 hereof, a Partner (a "Disposing Partner") shall not Assign, or enter into any agreement, contract or commitment to Assign, directly or indirectly, or through one or more intermediaries, any portion of its Percentage Interest unless each other Partner other than Special Limited Partners (each such Partner, a "Non-Disposing Partner") is given the opportunity to Assign up to that amount of such Non-Disposing Partner's Percentage Interest that bears the same proportion to the total Percentage Interest of such Non-Disposing Partner as the Percentage Interest proposed to be Assigned by the Disposing Partner bears to the total Percentage Interest of such Disposing Partner, such Assignment to be concurrent with the Assignment by the Disposing Partner and at a Per Percentage Interest Price and on terms and subject to conditions that are not less favorable to that Non-Disposing Partner than those to the Disposing Partner. A Non-Disposing Partner may exercise such right by giving notice in writing of such exercise to the Disposing Partner within thirty (30) days after the giving of notice by the Disposing Partner pursuant to Section 10.5(b)(i) hereof.

            (b) An Assignment specified in Section 10.5(a) hereof cannot be consummated by the Disposing Partner unless (i) the Disposing Partner shall have obtained from the Person or group of Persons to which the Disposing Partner intends to Assign its Percentage Interest such Person's or group of Persons' agreement to acquire the Percentage Interests of the Non-Disposing Partners as set forth in Section 10.5(a) hereof; (ii) the Disposing Partner shall have given notice of such Assignment to each Non-Disposing Partner, setting forth in detail the name of the Person(s) to whom it intends to Assign and the Per Percentage Interest Price, terms and conditions of such Assignment and each Non-Disposing Partner shall have at least thirty (30) days after such notice is given within which to exercise its rights contained in this Section 10.5 by notice thereof to the Disposing Partner; (iii) if any Partner owns or holds any options, warrants or subscription or other rights to acquire Percentage Interests, such Partner shall have been permitted to exercise, convert or exchange such instruments strictly in accordance with the terms thereof prior to the consummation of such Assignment; (iv) the Per Percentage Interest

Price, terms and conditions upon which the Disposing Partner Assigns its Percentage Interest are no more favorable to such Disposing Partner than the terms set forth in the notice given by it pursuant to clause (i) of this Section 10.5(b); (v) at the time of the Assignment of such Percentage Interest by the Disposing Partner, the Person or group of Persons to which the Disposing Partner Assigns its Percentage Interest shall purchase from each Non-Disposing Partner that exercised its rights pursuant to Section 10.5(a) hereof such portion of that Non-Disposing Partner's Percentage Interest as that Non-Disposing Partner elected to Assign pursuant to Section 10.5(a) hereof; and (vi) any required FCC approval has been obtained.

            (c) For purposes of this Section 10.5: (i) any Assignment of a Percentage Interest by a Partner to an Affiliate of such Partner shall not be considered an Assignment of such Percentage Interest; and (ii) in calculating the ownership of any Percentage Interest, a Partner and its Affiliates shall be deemed to be one entity, owning a Percentage Interest equal to the aggregate Percentage Interest then owned by all of such entities (so long as no Percentage Interest shall be counted twice in any such calculation).

      10.6 Liability of Assignor. Upon any Assignment of a Partner's Percentage Interest to another Person, the Assignor shall remain liable for its obligations to make its Required Capital Contribution in accordance with Section 3.1 hereof to the extent that the Assignee fails to make such, unless the other Partners unanimously agree to relieve the Assignee of such obligation.

      10.7 Execution of Instruments by Substitute Partner or Additional Partner. As a condition to the admission of (a) a Person as a Substitute Partner under this Article 10 or (b) a person as a Special Limited Partner under Section
4.6 hereof, such person shall execute and acknowledge such instruments, in form and substance reasonably satisfactory to counsel to the Partnership, as counsel to the Partnership shall deem necessary or desirable to effectuate such admission and to confirm the agreement of the Person being admitted to be bound by all of the terms and provisions of this Agreement, as the same may have been amended, and such Person shall pay all reasonable expenses in connection with such admission.

      10.8 Preemptive Rights. If, subject to Section 4.3 hereof, at any time after the date hereof (other than by reason of the provisions of Section 4.6 hereof) the Partnership proposes to offer, issue or sell additional percentage interests (including rights, options or warrants to purchase additional Percentage Interests) in the Partnership (the "Additional Percentage Interests"), the General Partner shall, prior to any such issuance or sale, give written notice (a "Preemptive Notice") to each Partner (other than Special Limited Partners) setting forth the purchase price of such Additional Percentage Interests, the aggregate amount of such Additional Percentage Interests to be so offered, issued or sold, the terms and conditions of such sale and the rights, powers and duties of such Additional Percentage Interests. Thereafter, each Partner (other than Special Limited Partners) shall have the right (the "Preemptive Right") to acquire the percentage of such Additional Percentage Interests equal to the proportion such Partner's Percentage Interest bears to the Percentage Interest of all Partners (other than Special Limited Partners) (without any adjustment by reason of the issuance of such Additional Percentage

Interests). Any Partner (other than a Special Limited Partner) may exercise such Preemptive Right, in whole or in part, on the terms and conditions and for the purchase price set forth in the Preemptive Notice, by giving to the General Partner written notice to such effect, within thirty (30) days after the giving of the Preemptive Notice. After the expiration of such thirty (30) day period and subject to the receipt of any FCC approval which may be required, the Partnership shall have the power to issue and sell any or all of the Additional Percentage Interests referred to in the applicable Preemptive Notice as to which no Preemptive Right has been exercised, but only upon the terms and conditions, and for a purchase price not lower than the purchase price, set forth in the Preemptive Notice.

      10.9 Assignments of Equity in WWC. Notwithstanding any other provision of this Agreement, a sale or transfer of any of the equity interests in WWC or any of its Affiliates, shall not trigger any right of first offer, right of first refusal, or tag-along rights under this Agreement, or any other rights of the other Partners and their Affiliates; provided, however, that nothing in this
Section 10.9 shall affect the right of INS pursuant to Section 5.3(a) to purchase the Additional Spectrum in the event that the ownership of a majority of the outstanding capital stock of WWC ceases to be owned, directly or indirectly, by Western Wireless Corporation.

                                   ARTICLE 11

                 DISSOLUTION AND TERMINATION OF THE PARTNERSHIP

      11.1 Events Causing Dissolution. The Partnership shall continue in full force and effect until the happening of any of the following events:

            (a) An election to dissolve the Partnership made by the WWC and INS;

            (b) The Withdrawal of the General Partner unless the Partnership shall be continued pursuant to Section 12.3 hereof;

            (c) Any event which shall make it unlawful for the existence of the Partnership to be continued;

            (d) The sale or other disposition of all or substantially all of the assets of the Partnership; or

            (e) if the Closing Date shall not have occurred on or before the first anniversary of the date hereof.

      11.2 Liquidation of the Partnership. Upon the dissolution of the Partnership, the Partnership shall be liquidated in accordance with this Article
11. The liquidation shall be conducted and supervised by the Liquidating Agent, which shall be designated for such purpose by WWC and INS. The Liquidating Agent shall have all of the rights in connection with the liquidation and termination of the Partnership that the Partners would have with respect to the assets and liabilities of the Partnership during the term of the Partnership, and the Liquidating Agent is hereby expressly authorized and empowered to effectuate the liquidation and termination of the Partnership and the transfer of any assets and liabilities of the Partnership. The Liquidating Agent shall have the right from time to time, by revocable powers of attorney, to delegate to one or more persons any and all of such rights and powers and the authority and power to execute any documents in connection therewith, and to fix the reasonable compensation of each such person, which compensation shall be charged as an expense of liquidation. The Liquidating Agent is also expressly authorized to distribute the Partnership's property to the Partners subject to liens.

      11.3 Statements on Liquidation. Each Partner shall be furnished with a statement prepared by the Liquidating Agent which shall set forth the assets and liabilities of the Partnership as at the date of complete liquidation, and each Partner's share of such assets. Upon compliance with the distribution plan set forth in Section 11.4 hereof, the Partners shall cease to be such, and the Liquidating Agent shall execute, acknowledge and cause to be filed a certificate of termination of the Partnership.

      11.4  Distributions in Liquidation.

            (a) The Liquidating Agent shall, to the extent feasible, liquidate the assets of the Partnership as promptly as shall be practicable. To the extent the proceeds are sufficient therefor, as the Liquidating Agent shall deem appropriate, the proceeds of such liquidation shall be applied in accordance with the provisions of Section 8.2(a)(i) through (iii) hereof, and the balance of such proceeds shall be distributed by the Liquidating Agent to the Partners pro rata in accordance with their respective Capital Accounts, as such accounts are determined after all adjustments are made as required herein to such accounts for the taxable year of the Partnership during which the liquidation occurs.

            (b) If, in the sole discretion of the Liquidating Agent, he shall determine that it is not feasible to liquidate all or part of the assets of the Partnership or that an immediate sale of all or part of such assets would cause an undue loss to the Partners, the Liquidating Agent shall cause the fair market value of the assets not so liquidated to be determined by independent appraisal. Such assets, as so appraised, shall be retained or distributed by the Liquidating Agent as follows:

                  (i) The Liquidating Agent shall retain assets having a value (which value shall be equal to the fair market value of such assets less the amount of any liability related thereto) equal to the amount by which the net proceeds of the liquidated assets plus any cash on hand is insufficient to satisfy the requirements of subsections (i) through (iii) of Section 8.2(a) hereof; and

                  (ii) Thereafter the balance of such proceeds shall be distributed by the

Liquidating Agent to the Partners pro rata in accordance with their respective Capital Accounts, as such accounts are determined after all adjustments are made as required herein to such accounts for the taxable year of the Partnership during which the liquidation occurs. Any distribution of assets in kind shall be distributed on the basis of the fair market value thereof and any Partner entitled to any interest in such assets shall receive such interest therein as a tenant-in-common with all other Partners so entitled. If the Liquidating Agent, in his sole discretion, deems it not feasible to distribute to each Partner an aliquot share of each asset, the Liquidating Agent may allocate and distribute specific assets to one or more Partners as tenants-in-common as the Liquidating Agent shall determine to be fair and equitable, taking into consideration, inter alia, the basis for tax purposes of each asset distributed and the effect of crediting or charging the Capital Accounts for any unrealized appreciation or unrealized depreciation.

            (c) Notwithstanding any other provision of this Article 11, in the event the Partnership is liquidated within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations but no event specified in Section 11.1 hereof has occurred, the property of the Partnership shall not be liquidated, the Partnership's liabilities shall not be paid or discharged, and the Partnership's affairs shall not be wound up. Instead, the Partnership shall be deemed to have contributed its property to a new limited partnership, which shall be deemed to have assumed and taken such property subject to all liabilities of the Partnership, and then distributed the interests in such new limited partnership in kind to the Partners, in accordance with their respective Capital Accounts.

      11.5 Orderly Liquidation. A reasonable time shall be allowed for the orderly liquidation of the assets of the Partnership and the discharge of liabilities so as to minimize the losses normally attendant upon a liquidation.

                                   ARTICLE 12

                        WITHDRAWAL OF THE GENERAL PARTNER

      12.1  No Withdrawal.

            (a) The General Partner may not Withdraw from the Partnership without the consent of WWC.

            (b) In the event of a Withdrawal or attempted Withdrawal of the General Partner other than in compliance with this Article 12 and other than as a result of Section 4.2(b) hereof, all rights of the General Partner under this Agreement shall terminate and the General Partner shall not be entitled to any further distributions from the Partnership in respect of the General Partner's Percentage Interest. In the event that a successor General Partner is appointed pursuant to Section 12.3 hereof (other than as a result of the events of Section 4.2(b) hereof), such successor shall succeed to such portion of the Capital Account and Percentage Interest of the General Partner that has Withdrawn other than in compliance with this
Article 12 and other than as a result of Section 4.2(b) hereof, as WWC shall determine in its sole discretion. Notwithstanding such Withdrawal or attempted Withdrawal (including pursuant to Section 4.2(b) hereof), the General Partner shall remain fully liable to the Partnership and the Limited Partners for all obligations (i) under this Agreement which arose before or upon such Withdrawal and (ii) to make its Required Capital Contributions in accordance with Section
3.1 hereof, whether such Capital Contributions are due before, on or after such Withdrawal. Notwithstanding anything herein contained to the contrary and in addition to the foregoing, the Limited Partners shall have all other rights and remedies against the Withdrawing Partner as provided by law.

      12.2 Involuntary Withdrawal. Upon the Involuntary Withdrawal (other than pursuant to Section 4.2(b) hereof) of the General Partner, its Percentage Interest shall vest in its trustee in bankruptcy or legal representative as that of a Special Limited Partner.

      12.3 Continuation of the Business. Upon the occurrence of an event giving rise to a Withdrawal of the General Partner, the Withdrawing Partner or the legal representative or other successor in interest of the Withdrawn Partner shall promptly notify the Limited Partners of such event and the Partnership shall be dissolved and terminated unless the remaining Limited Partners elect to continue the business of the Partnership, in which case the Partnership shall not dissolve. The Withdrawal of the General Partner shall not be deemed to be effective until the expiration of ninety (90) days from the day on which such notice has been mailed to the Limited Partners. A Withdrawn Partner shall remain liable for obligations incurred by it under this Agreement through the effective date of its Withdrawal, whether such Withdrawal shall be voluntary or involuntary or whether in compliance with or in violation of this Agreement.

                                   ARTICLE 13

                                  MISCELLANEOUS

      13.1 Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State applicable to contracts executed and to be performed entirely within the State, including the Delaware RULPA.

      13.2 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original for all purposes, but all of which taken together shall constitute only one agreement. The production of any executed counterpart of this Agreement shall be sufficient for all purposes without producing or accounting for any other counterpart thereof.

      13.3 Severability of Provisions. Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid or contrary to any existing or future law of any jurisdiction, such invalidity shall not impair the operation of or affect those provisions in any other jurisdiction or any other provision hereof which are valid.

      13.4 Notices. All notices, demands, solicitations of consent or approval, and other communications hereunder required or permitted shall be in writing and shall be deemed to have been given (a) on the day when personally delivered, (b) when transmitted by facsimile upon confirmation of receipt, (c) on the next Business Day after timely delivery, charges prepaid, to an overnight courier service guaranteeing next-business-day delivery or (d) five (5) days after the day when deposited in the United States mail and sent postage prepaid by registered or certified mail, return receipt requested, addressed in each case as follows: if intended for (i) the Partnership, to its principal place of business, with a copy of all such items (which shall not constitute notice hereunder) to Rubin Baum Levin Constant & Friedman, 30 Rockefeller Plaza, New York, New York 10112; Attention: Barry A. Adelman, Esq.; or (ii) the Partners, to their respective addresses and facsimile numbers set forth at the end of this Agreement, or to such other address or facsimile number which any Partner shall have given to the Partnership for such purpose by notice hereunder.

      13.5 Titles and Captions. All article, section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the text of this Agreement.

      13.6 Entire Agreement. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements between and among them respecting the subject matter of this Agreement; provided, however, that certain Agreement to Form Limited Partnership dated as of the date hereof by and between the parties hereto contains certain covenants, representations and warranties which shall survive the effective date of this Agreement.

      13.7 Agreement Binding. This Agreement shall be binding upon and inure to the benefit of the legal representatives, successors and assigns of the parties hereto; provided, however, that nothing contained in this Section 13.7 shall give any party the right to Assign its Percentage Interest other than in accordance with Article 10 hereof.

      13.8 Parties In Interest. Nothing herein shall be construed to be to the benefit of or enforceable by any third party, including any creditor of the Partnership.

      13.9  Amendments.

            (a) This Agreement may be amended only in writing by an instrument signed by all of the Partners (other than the Special Limited Partners).

            (b) Notwithstanding any other provision of this Agreement, no action may be taken under this Agreement unless such action is taken in compliance with the provisions of the laws of the State. Any amendment made pursuant to this Section 13.9 shall become effective in accordance with its terms after such amendment is approved.

      13.10 Further Assurances. The Partners will execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purposes of this Agreement.

      13.11 Survival of Agreements. All agreements herein shall survive until the dissolution and final liquidation of the Partnership, except to the extent that an agreement expressly provides otherwise.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                        WESTERN PCS I IOWA CORPORATION

                        By:  Western PCS I Corporation

                        By:  Western PCS Corporation

                        By:  Western Wireless Corporation


                        By: s/Cregg B. Baumbaugh
                            --------------------------------------
                            Name:  Cregg B. Baumbaugh
                            Title:  Senior Vice President/Corporate Development
                        Address:  2001 NW Sammamish Road
                                  Issaquah, Washington 98027
                        Attention: General Counsel
                        Fax: 425-313-7731

                        with a copy to:
                        Rubin Baum Levin Constant & Friedman
                        30 Rockefeller Plaza, 29th Floor
                        New York, New York 10112
                        Attention:  Barry A. Adelman, Esq.
                        Fax: 212-698-7825


                        INS WIRELESS, INC.


                        By: s/Robert S. Halford
                            --------------------------------------
                        Name:  Robert S. Halford
                        Title: President
                        Address:  4201 Corporate Drive
                                  West Des Moines, Iowa 50266
                        Attention:  Charles Scott, Chief Executive Officer
                        Fax: 515-830-0123

                        with a copy to:
                        Sullivan & Ward, P.C.
                        801 Grand Avenue, Suite 3500
                        Des Moines, Iowa 50309-2719
                        Attention:  Michael P. Joynt, Esq.
                        Fax:  515-244-3599